MOHAWK INDUSTRIES REPORTS Q3 2026 RESULTS

HIGHLIGHTS:
•Q3 2026 Net Sales of $2.8 billion, up approximately 1% with growth in Global Ceramic and Flooring North America; adjusted Net Sales nearly flat with the prior year
•Q3 2026 Net Earnings of $163 million or 5.9% of Net Sales; adjusted EBITDA of approximately $353 million, adjusted EBITDA margin of 12.7%
•Q3 2026 Diluted EPS of $2.72, adjusted EPS of $2.72, up approximately 2%
•Q3 2026 Net Cash Provided by Operating Activities of $471 million; Q3 2026 Free Cash Flow of $390 million; YTD Q3 2026 Free Cash Flow of $626 million up 78%
•Returned $261 million to shareholders during the third quarter and $34 million during the fourth quarter, reducing shares outstanding by approximately 4%
•Expecting Q4 2026 Adjusted EPS of $1.35 to $1.45

Calhoun, Georgia, October 29, 2026 — Mohawk Industries, Inc. (NYSE: MHK), the world’s largest flooring and design surfaces company, today announced earnings for the third quarter of 2026. Commenting on the Company’s third quarter performance, Chief Executive Officer Paul De Cock stated, “We delivered a solid third quarter in a weak demand environment. We grew net sales as we executed price increases in response to rising inflation, we offset inflation with price, mix and productivity, and we are efficiently converting our earnings to strong cash flow. We are returning cash to shareholders, and our share repurchases in the third quarter were more than double what we completed in the first half of the year. Although we expect demand conditions to remain challenging and higher costs to persist, our teams are focused on serving our customers and delivering solid fourth quarter results.”

THIRD QUARTER 2026 RESULTS
Net sales for the third quarter of 2026 were $2.8 billion, up approximately 1% and approximately flat on an adjusted basis. An additional shipping day benefitted sales by approximately 1%. Volumes declined approximately 4% on an adjusted basis, primarily due to soft market demand. Price and mix improved sequentially and contributed approximately 4% to sales growth, benefitting from price increases taken to offset the impacts of inflation, along with positive mix. Net earnings were $163 million or 5.9% of net sales and adjusted EBITDA was approximately $353 million, with an adjusted EBITDA margin of 12.7%. Operating income was $188 million, up approximately $51 million from prior year, and adjusted operating income was $200 million, down approximately $5 million versus the prior year, primarily due to lower volume and higher inflation. Price, mix and productivity collectively of approximately $132 million more than offset higher underlying inflation of approximately $117 million. Diluted EPS for the third quarter of 2026 was $2.72, up approximately 55%, and adjusted EPS was $2.72, up approximately 2%, with operating results in line with the Company’s guidance assumptions.

SEGMENT RESULTS
Global Ceramic: Net sales were $1.1 billion, up approximately 2% and up approximately 1% on an adjusted basis. Currency was slightly favorable and an additional shipping day benefitted sales by approximately 1%. Excluding the benefit of the additional shipping day, volumes were down approximately 1%, and price and mix contributed approximately 2%, benefitting from price and other actions in response to higher inflation, as well as mix. Global Ceramic operating income was $66 million, or 5.8% of net sales, down approximately $6 million from the prior year. Adjusted operating income was $74 million, down $16 million versus the prior year, as higher underlying inflation and lower volumes were partially offset by productivity and price and mix.
Flooring North America: Net sales were $950 million, up approximately 1% and approximately flat on an adjusted basis. An additional shipping day benefitted sales by approximately 2%. Excluding the benefit of the additional shipping day, volumes declined approximately 3% and price and mix contributed approximately 3%, benefitting from price and other actions in response to higher inflation, as well as mix. Flooring North America operating income was $72 million or 7.6% of net sales, up approximately $18 million from the prior year. Adjusted operating income was $77 million, up $9 million, primarily due to productivity, price and mix partially offset by lower volumes and higher underlying inflation.

Flooring Rest of the World: Net sales were $707 million, down approximately 1% as reported; unfavorable currency was less than 1% and an additional shipping day benefitted sales by approximately 2%. Adjusted net sales declined approximately 2%, with volumes down approximately 10%, primarily due to soft market demand across categories. Price and mix was up approximately 7%, a sequential improvement benefitting from price increases implemented earlier in the year to offset the impact of higher inflation. Flooring Rest of the World operating income was $66 million or 9.3% of net sales, up approximately $22 million from the prior year. Adjusted operating income was $66 million, up $6 million, driven by favorable price and mix partially offset by higher inflation and lower volumes.

CASH FLOW AND CAPITAL DEPLOYMENT
For the three months ended October 3, 2026, cash from operations was $471 million and capital expenditures were $81 million, resulting in free cash flow of $390 million. For the nine months ended October 3, 2026, free cash flow was $626 million. The Company now anticipates full-year capital expenditures of approximately $445 million versus its previous expectation of $460 million, and expects free cash flow during the fourth quarter of 2026 to follow typical seasonality.
During the third quarter, the Company repurchased 2.0 million shares, returning $261 million of cash to shareholders and reducing outstanding shares by more than 3%. To date during the fourth quarter, the Company returned an additional $34 million to shareholders, bringing the reduction to approximately 4% during the second half of the year and completing the Company’s previous share repurchase authorization. The Company's Board of Directors has authorized a new share repurchase program of up to $500 million, which is described, together with the Company's strategic framework and capital deployment priorities, in a separate press release, issued today. Net debt to adjusted EBITDA ended the quarter at 0.7x.

FOURTH QUARTER 2026 OUTLOOK & GUIDANCE
Looking ahead to the fourth quarter, which has four fewer shipping days versus the prior year and three fewer shipping days versus the third quarter of the current year, the Company assumes flooring market conditions will be softer relative to the third quarter and expects low single-digit growth in adjusted net sales versus the prior year. Management also anticipates that the underlying cost of sales inflation headwind on a year-over-year basis will be similar to the third quarter and expects to fully offset this through pricing, mix and productivity. Given management's current input cost expectations and actions to date, the Company expects a similar dynamic in the first quarter of 2027. For the fourth quarter of 2026, the Company expects adjusted EPS in the range of $1.35 to $1.45. Assumptions included in the Company’s guidance are:
•Adjusted Net Interest Expense of approximately $4 to $5 million
•Adjusted Depreciation & Amortization Expense of approximately $148 million
•Adjusted Tax Rate of approximately 23.5%
•Weighted Average Diluted Share Count of approximately 58.5 million

ABOUT MOHAWK INDUSTRIES
Over the past two decades, Mohawk Industries has transformed its business into the world’s largest flooring and design surfaces company with leading positions in North America, Europe, South America and Oceania. Mohawk’s vertically integrated manufacturing and distribution operations provide a competitive advantage in the production of ceramic tile, carpet and laminate, wood, vinyl and hybrid flooring products. Mohawk’s industry-leading innovation has yielded designs and performance enhancements that differentiate its collections in the marketplace and satisfy all residential and commercial remodeling and new construction requirements. The Company’s brands are among the most recognized and respected in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Mohawk Home, Mohawk Performance Accessories, Pergo, Quick-Step, Unilin and Vitromex.

Certain of the statements in this press release, particularly those anticipating future performance, business prospects, growth and operating strategies, and similar matters, and those that include the words “could,” “should,” “believes,” “anticipates,” “expects” and “estimates” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk Industries, Inc. (“Mohawk” or the “Company”) claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and our present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions, including interest rates, availability of credit and residential and commercial construction and remodeling activity; the impact of tariffs and other trade restrictions; competition; inflation and deflation in raw material prices, freight and other input costs; inflation and deflation in consumer markets; currency fluctuations; rising energy costs and changes in the level of supply thereof; supply chain disruption and the availability of raw materials and sourced products; labor availability and costs; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax and tax reform, product and other claims; litigation; geopolitical conflicts; sanctions and import and export restrictions; regulatory and political changes in the jurisdictions in which the Company does business; security breaches and other cybersecurity incidents; emerging issues related to the Company's integration and use of AI; and other risks identified in Mohawk’s United States Securities and Exchange Commission reports and public announcements.

Conference call Friday, October 30, 2026, at 11:00 AM Eastern Time

To participate in the conference call via the Internet, please visit https://ir.mohawkind.com/events/event-details/mohawk-industries-inc-3rd-quarter-2026-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10211917/104de4a22d1 to receive a unique personal identification number. You may also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through November 27, 2026, by dialing 1-855-669-9658 (U.S./Canada) or 1-412-317-0088 (international) and entering Replay Access Code 7228212. The call will be archived and available for replay for one year under the “Investors” tab of mohawkind.com.

INVESTOR CONTACT
Joe Ahlersmeyer, CFA
VP, Finance & Investor Relations
joe_ahlersmeyer@mohawkind.com

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Nine Months Ended
(In millions, except per share data)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025

Net sales	$2,786.0	2,757.9	8,506.1	8,085.7
Cost of sales	2,076.3	2,103.0	6,359.3	6,133.2
Gross profit	709.7	654.9	2,146.8	1,952.5
Selling, general and administrative expenses	522.0	518.2	1,593.5	1,531.0
Operating income	187.7	136.7	553.3	421.5
Interest expense	1.6	5.0	8.5	16.6
Other (income) and expense, net	2.8	(0.4)	4.7	2.2
Earnings before income taxes	183.3	132.1	540.1	402.7
Income tax expense (benefit)	20.1	23.3	63.6	74.8
Net earnings including noncontrolling interests	163.2	108.8	476.5	327.9
Less: Net earnings attributable to noncontrolling interests	0.1	—	0.1	—
Net earnings attributable to Mohawk Industries, Inc.	163.1	108.8	476.4	327.9

Basic earnings per share attributable to Mohawk Industries, Inc.	$2.73	1.75	7.86	5.26
Weighted-average common shares outstanding - basic	59.8	62.0	60.6	62.3

Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.72	1.75	7.82	5.24
Weighted-average common shares outstanding - diluted	60.0	62.3	60.9	62.6

Other Financial Information
	Three Months Ended		Nine Months Ended
(In millions)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net cash provided by operating activities	$471.2	386.6	897.8	596.6
Less: Capital expenditures	80.8	76.3	271.5	245.6
Free cash flow	$390.4	310.3	626.3	351.0

Depreciation and amortization	$151.3	170.3	492.5	476.3

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	October 3, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$816.8	856.1
Receivables, net	2,125.0	1,924.1
Inventories	2,591.6	2,661.7
Prepaid expenses and other current assets	539.8	525.2
Total current assets	6,073.2	5,967.1
Property, plant and equipment, net	4,491.4	4,772.0
Right of use operating lease assets	409.8	408.7
Goodwill	1,171.0	1,210.3
Intangible assets, net	782.5	813.2
Deferred income taxes and other non-current assets	507.2	516.0
Total assets	$13,435.1	13,687.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$621.9	289.3
Accounts payable and accrued expenses	2,442.5	2,310.4
Current operating lease liabilities	116.7	122.4
Total current liabilities	3,181.1	2,722.1
Long-term debt, less current portion	1,160.8	1,741.2
Non-current operating lease liabilities	310.4	304.4
Deferred income taxes and other long-term liabilities	476.4	540.9
Total liabilities	5,128.7	5,308.6
Total stockholders' equity	8,306.4	8,378.7
Total liabilities and stockholders' equity	$13,435.1	13,687.3

Segment Information
	Three Months Ended		Nine Months Ended
(In millions)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net sales:
Global Ceramic	$1,128.6	1,104.7	3,435.7	3,219.3
Flooring NA	949.9	936.8	2,806.0	2,746.0
Flooring ROW	707.5	716.4	2,264.4	2,120.4
Consolidated net sales	$2,786.0	2,757.9	8,506.1	8,085.7

Operating income (loss):
Global Ceramic	$65.6	71.6	211.1	201.5
Flooring NA	71.9	54.4	173.4	116.3
Flooring ROW	66.0	43.8	215.2	168.3
Corporate and intersegment eliminations	(15.8)	(33.1)	(46.4)	(64.6)
Consolidated operating income	$187.7	136.7	553.3	421.5

			Three Months Ended
(In millions)			October 3, 2026	December 31, 2025
Assets:
Global Ceramic			$5,321.7	5,155.0
Flooring NA			3,740.0	3,832.6
Flooring ROW			3,913.2	3,989.2
Corporate and intersegment eliminations			460.2	710.5
Consolidated assets			$13,435.1	13,687.3

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

	Three Months Ended		Nine months ended
(In millions, except per share data)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net earnings attributable to Mohawk Industries, Inc.	$163.1	108.8	476.4	327.9
Adjusting items:
Restructuring, acquisition and integration-related and other costs	12.4	47.2	89.0	102.9
Software implementation cost write-off	—	—	—	(0.4)
Assets sale	—	—	(2.6)	—
Legal settlements, reserves and fees	—	21.6	0.1	27.1
Adjustments of indemnification asset	6.6	(0.3)	4.6	(0.5)
Income taxes - adjustments of uncertain tax position	(6.6)	0.3	(4.6)	0.5
Other tax related items(1)	(7.5)	—	(38.2)	—
Income tax effect of adjustments	(4.9)	(11.1)	(21.0)	(22.1)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$163.1	166.5	503.7	435.4

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.72	2.67	8.27	6.96
Weighted-average common shares outstanding - diluted	60.0	62.3	60.9	62.6
(1) Includes a one-time U.S. tax benefit associated with a legal entity restructuring initiative, tax credits issued by the Brazilian government related to prior years and a non-recurring tax benefit related to a U.S. tax election.

Reconciliation of Total Debt to Net Debt
(In millions)	October 3, 2026
Short-term debt and current portion of long-term debt	$621.9
Long-term debt, less current portion	1,160.8
Total debt	1,782.7
Less: Cash and cash equivalents	816.8
Net debt	$965.9

Reconciliation of Net Earnings to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	December 31, 2025	April 4, 2026	July 4, 2026	October 3, 2026	October 3, 2026
Net earnings including noncontrolling interests	$42.0	117.1	196.1	163.2	518.4
Interest expense	1.2	2.4	4.8	1.6	10.0
Income tax expense (benefit)	24.0	(8.9)	52.3	20.1	87.5
Depreciation and amortization(1)	176.3	181.8	159.3	151.3	668.7
EBITDA	243.5	292.4	412.5	336.2	1,284.6
Restructuring, acquisition and integration-related and other costs	25.6	7.6	29.0	10.6	72.8
Assets sale	(5.1)	—	(2.6)	—	(7.7)
Inventory capitalization	(6.2)	—	—	—	(6.2)
Impairment of goodwill and indefinite-lived intangibles	19.9	—	—	—	19.9
Legal settlements, reserves and fees	23.8	0.1	—	—	23.9
Adjustments of indemnification asset	(0.3)	(0.3)	(1.7)	6.6	4.3
Adjusted EBITDA	$301.2	299.8	437.2	353.4	1,391.6

Net debt to adjusted EBITDA					0.7
(1)Includes accelerated depreciation of $25.9 for Q4 2025, $30.0 for Q1 2026, $10.0 for Q2 2026 and $1.8 for Q3 2026.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended	Nine Months Ended
(In millions)	October 3, 2026	October 3, 2026
Mohawk Consolidated
Net sales	$2,786.0	8,506.1
Adjustment for constant shipping days	(37.5)	(167.5)
Adjustment for constant exchange rates	(2.1)	(190.1)
Adjusted net sales	$2,746.4	8,148.5

Three Months Ended
October 3, 2026
Global Ceramic
Net sales	$1,128.6
Adjustment for constant shipping days	(11.5)
Adjustment for constant exchange rates	(5.4)
Adjusted net sales	$1,111.7

Flooring NA
Net sales	$949.9
Adjustment for constant shipping days	(14.9)
Adjusted net sales	$935.0

Flooring ROW
Net sales	$707.5
Adjustment for constant shipping days	(11.1)
Adjustment for constant exchange rates	3.2
Adjusted net sales	$699.6

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	October 3, 2026	September 27, 2025
Gross Profit	$709.7	654.9
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	10.4	44.1
Adjusted gross profit	$720.1	699.0

Adjusted gross profit as a percent of net sales	25.8%	25.3%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	October 3, 2026	September 27, 2025
Selling, general and administrative expenses	$522.0	518.2
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(2.0)	(3.1)
Legal settlements, reserves and fees	—	(21.6)
Adjusted selling, general and administrative expenses	$520.0	493.5

Adjusted selling, general and administrative expenses as a percent of net sales	18.7%	17.9%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(In millions)	October 3, 2026	September 27, 2025
Mohawk Consolidated
Operating income	$187.7	136.7
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	12.4	47.2
Legal settlements, reserves and fees	—	21.6
Adjusted operating income	$200.1	205.5

Adjusted operating income as a percent of net sales	7.2%	7.5%

Global Ceramic
Operating income	$65.6	71.6
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	7.9	18.2
Adjusted segment operating income	$73.5	89.8

Adjusted segment operating income as a percent of net sales	6.5%	8.1%

Flooring NA
Operating income	$71.9	54.4
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	4.9	13.5
Adjusted segment operating income	$76.8	67.9

Adjusted segment operating income as a percent of net sales	8.1%	7.2%

	Three Months Ended
	October 3, 2026	September 27, 2025
Flooring ROW
Operating income	$66.0	43.8
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	(0.4)	15.5
Adjusted segment operating income	$65.6	59.3

Adjusted segment operating income as a percent of net sales	9.3%	8.3%

Corporate and intersegment eliminations
Operating (loss)	$(15.8)	(33.1)
Adjustments to segment operating (loss):
Legal settlements, reserves and fees	—	21.6
Adjusted segment operating (loss)	$(15.8)	(11.5)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	October 3, 2026	September 27, 2025
Earnings before income taxes	$183.3	132.1
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	12.4	47.2
Legal settlements, reserves and fees	—	21.6
Adjustments of indemnification asset	6.6	(0.3)
Adjusted earnings before income taxes	$202.3	200.6

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	October 3, 2026	September 27, 2025
Income tax expense (benefit)	$20.1	23.3
Adjustments to income tax expense:
Income taxes - adjustments of uncertain tax position	6.6	(0.3)
Other tax related items	7.5	—
Income tax effect of adjusting items	4.9	11.1
Adjusted income tax expense	$39.1	34.1

Adjusted income tax expense to adjusted earnings before income taxes	19.3%	17.0%

US GAAP to non-GAAP presentation
The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.